PSU (rTSR) – Executive Agreement

OUTBRAIN INC.
2021 LONG-TERM INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Outbrain Inc., a Delaware corporation (the “Company”), pursuant to its 2021 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to the holder listed below (the “Participant”), a Full Value Award comprising an award of performance-based restricted stock units (“Performance Stock Units” or “PSUs”). Each Performance Stock Unit represents the right to receive, in accordance with the Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of Common Stock (“Share”) upon vesting. This award of Performance Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference. Capitalized terms not specifically defined this Performance Stock Unit Award Grant Notice (the “Grant Notice”) shall have the meaning specified in the Plan and the Agreement.

Participant:	[__________________________]
Full Value Award:	PSUs
Performance Metric:	Relative TSR
Date of Grant:	[__________________________]
Number of PSUs at Target:	[__________________________]
Number of PSUs at Maximum:	[__________________________]

1.Vesting Generally. Subject to the Participant not incurring a Termination Date prior to the applicable vesting date, any PSUs earned pursuant to the terms of this Award, as set forth below and in Exhibit B hereto, will vest on March 5th of the calendar year that commences next following the end of the applicable Performance Period (or if March 5th falls on a weekend or holiday, the next business day thereafter) (the “Vesting Date”), subject to the Committee’s earlier certification (“Certification”) of the level of performance achieved and the number of PSUs earned, if any. Any portion of the PSUs that do not vest due to failure to achieve the Relative TSR Goals will terminate effective as of the Certification for the respective Performance Period. Notwithstanding any references to vesting, actual settlement dates of the PSU Award shall occur following each Vesting Date and otherwise in accordance with the Company’s then-in-effect quarterly cycle, subject to Section 2.6(a) of the Agreement.

2.Performance-Based Vesting Condition. Vesting of the PSUs is based on the Company’s Relative TSR Ranking among a group of Comparator Companies, as set forth on Exhibit B (the “Relative TSR Goals”). Actual performance against the Relative TSR Goals is measured as follows:

(a)up to one-third of the Number of PSUs at Maximum will be eligible to vest based on the actual performance against the Relative TSR Goals as measured over the period beginning on the Date of Grant and ending on December 31, 2025 (the “First Performance Period”), with any such vesting to occur on the Vesting Date following the First Performance Period;

(b)up to one-third of the Number of PSUs at Maximum will be eligible to vest based on the actual performance against the Relative TSR Goals as measured over the period beginning on the Date of Grant and ending on December 31, 2026 (the “Second Performance Period”), with any such vesting to occur on the Vesting Date following the Second Performance Period; and

(c)up to one-third of the Number of PSUs at Maximum will be eligible to vest based on the actual performance against the Relative TSR Goals as measured over the period beginning on the Date of Grant and ending on December 31, 2027 (the “Third Performance Period” and together with the First Performance Period and the Second Performance Period, the “Performance Periods” and each a “Performance Period”), with any such vesting to occur on the Vesting Date following the Third Performance Period.

3.Termination of Employment. Subject to Double Trigger Acceleration (as defined below), if the Participant (a) incurs a Termination Date (including due to death or disability) prior to a Vesting Date or (b) incurs a Termination Date based on circumstances constituting Cause (as defined in Exhibit C) following a Vesting Date but prior to settlement of such vested PSUs, then the PSUs subject to the applicable Performance Period shall be automatically forfeited by the Participant effective immediately upon the Termination Date without payment of any consideration therefor, and the Participant shall cease to be eligible for any further vesting hereunder.

For purposes of this PSU award, and notwithstanding the definition of “Termination Date” set forth in the Plan to the contrary, where a Participant is both an employee of the Company as well as a member of the Company’s Board and such Participant ceases to be employed by the Company but remains on the Board (and does not otherwise provide any consulting or advisory services outside of service as a member of the Board), a Termination Date shall be deemed to occur upon the Participant’s cessation of employment. For the avoidance of doubt, where a Participant is an employee of the Company and such Participant ceases to be employed by the Company but remains a service provider to the Company as a consultant or advisor, a Termination Date shall only be deemed to occur upon the Participant’s cessation of service.

4.Change in Control.

(a)Treatment of PSUs upon the Change in Control. Upon the occurrence of a Change in Control:

(i)For any PSUs for which the applicable Performance Period has ended but the Vesting Date has not yet occurred, the Certification (and Vesting Date) shall occur as soon as reasonably possible following the Change in Control, and such PSUs shall be settled in accordance with Section 2.6(a) of the Agreement.

(ii) For any PSUs for which the applicable Performance Period has not yet ended, the PSUs shall convert from PSUs to restricted stock units subject only to a service-based vesting condition (“Converted PSUs”), with the number of such Converted PSUs to be determined based on the Company’s Relative TSR Ranking measured over a new performance period as set forth in Section 2(a) of Exhibit B. Subject to Double Trigger Acceleration, the Converted PSUs subject to each applicable Performance Period shall vest on the last day of such applicable Performance Period, subject to the Participant’s continued employment or service through such date.

(iii)Notwithstanding the foregoing in this Section 4(a) to the contrary, in the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue, or substitute similar awards for, the Converted PSUs, then with respect to Converted PSUs that have not been assumed, continued or substituted, and provided that Participant has not incurred a Termination Date prior to the Change in Control, the vesting of such Converted PSUs shall accelerate and such Converted PSUs shall become immediately and fully vested upon the Change in Control.

(b)Double Trigger Acceleration. Where the Converted PSUs are assumed, continued or substituted by the surviving corporation or acquiring corporation (or its parent company), in case of a termination of employment by the Company resulting in a Termination Date that is within twelve (12) months following a Change in Control, and such termination is either due to (A) termination by the Company other than for Cause (as defined in Exhibit C), including due to death or disability, or (B) Participant’s resignation for Good Reason (as defined in Exhibit C), the vesting of any then-outstanding Converted PSUs shall accelerate and such Converted PSUs shall become immediately and fully vested as of the Termination Date (“Double Trigger Acceleration).

(c)“Change in Control” is defined in Exhibit C, and such definition is intended to supersede the definition in Participant’s employment agreement with the Company. To the extent applicable, the section of the Participant's Employment Agreement relating to Section 280G of the Code is hereby incorporated by reference.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant confirms that Participant has read and fully understands the Plan, the Agreement and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the Agreement and this Grant Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, the Agreement or this Grant Notice. Where Participant does not reside in the United States of America, Participant agrees not to be provided with a translation into Participant’s local language.
Unless otherwise determined by the Committee, if the Participant is not an individual subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) at the time the award is payable, any withholding obligation will be satisfied by the Participant irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired under the PSU and remit to the Company a sufficient portion of the sale proceeds to pay the entire tax withholding obligation resulting from the PSU. With respect to Participants who are individuals subject to Section 16(b) of the Exchange Act at the time the PSU is payable, the withholding obligation will be satisfied in a manner permitted by the Plan approved by the Committee in its sole discretion.

OUTBRAIN INC.:		PARTICIPANT:

By:	__________________________	By:	__________________________
Print Name:	__________________________	Print Name:	__________________________

Title:	__________________________	Title:	__________________________
Address:	__________________________ __________________________	Address:	__________________________ __________________________

PSU (rTSR) – Executive Agreement

EXHIBIT A
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

AWARD AGREEMENT

Pursuant to the Performance Stock Unit Award Grant Notice (the “Grant Notice”) to which this Award Agreement (this “Agreement”) is attached, Outbrain Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of performance-based restricted stock units (“Performance Stock Units” or “PSUs”) set forth in the Grant Notice under the Outbrain Inc. 2021 Long-Term Incentive Plan, as may be amended from time to time (the “Plan”). Each Performance Stock Unit represents the right to receive one share of Common Stock (a “Share”) upon vesting.

Notwithstanding any provision in this Agreement to the contrary, the PSUs shall be subject to the special terms and provisions set forth in any Exhibit to this Agreement applicable to Participant’s country of residence, if any. In the event of any conflict between this Agreement and any applicable Exhibit, the terms of the applicable Exhibit shall prevail.

ARTICLE I.
GENERAL

1.1Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

1.2Incorporation of Terms of Plan. The PSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
GRANT OF PERFORMANCE STOCK UNITS

2.1    Grant of PSUs. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company hereby grants to the Participant an award of PSUs under the Plan in consideration of the Participant’s past or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration.

2.2    Unsecured Obligation to PSUs. Unless and until the PSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock under any such PSUs. Prior to actual payment of any vested PSUs, such PSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3    Vesting Schedule. Subject to Section 2.5 hereof, the PSUs shall vest and become nonforfeitable with respect to the applicable portion thereof subject to satisfaction of the vesting conditions set forth in the Grant Notice and Exhibit B (rounding down to the nearest whole Share).

2.4    Consideration to the Company. In consideration of the grant of the award of PSUs pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.

2.5    Forfeiture, Termination and Cancellation upon Termination. Except as otherwise provided in the Grant Notice, upon the Participant incurring a Termination Date for any or no reason, all Performance Stock Units which have not vested prior to or in connection with such termination shall thereupon automatically be forfeited, terminated and cancelled as of the applicable Termination Date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder. No portion of the PSUs which has not become vested as of the date on which the Participant incurs a Termination Date shall thereafter become vested, except as may otherwise be provided by the Committee or as set forth in the Grant Notice or a written agreement between the Company and the Participant.

2.6    Issuance of Common Stock upon Vesting.

(a)    As soon as administratively practicable following the vesting of any Performance Stock Units pursuant to Section 2.3 hereof, but in no event later than (i) 60 days after the applicable Vesting Date or (ii) in the case of other vesting dates provided for in Section 4 of the Grant Notice, 60 days after any such applicable vesting date (for the avoidance of doubt, this deadline is intended to comply with the “short term deferral” exemption from Section 409A of the Code), the Company shall deliver to the Participant (or any transferee permitted under Section 3.1 hereof) a number of Shares equal to the number of PSUs subject to this Award that vest on the applicable Vesting Date. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 3.1 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Committee determines that Shares can again be issued in accordance with such Section.

(b)    The Company shall not be obligated to deliver any Shares to the Participant or the Participant’s legal representative unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Performance Stock Units or the issuance of Shares. Unless otherwise determined by the Committee, with respect to Participants who are individuals not subject to Section 16(b) of the Exchange Act at the time the PSU is payable, any withholding obligations will be satisfied by the Participant irrevocably authorizing a third party to sell Shares (or a sufficient portion of the Shares) acquired under the PSU and to remit to the Company a sufficient portion of the sale proceeds to pay the entire tax withholding obligation resulting from the payment of Shares pursuant to the PSU award. With respect to Participants who are individuals subject to Section 16(b) of the Exchange Act at the time the PSU is payable, the withholding obligation will be satisfied in a manner permitted by the Plan approved by the Committee in its sole discretion.

2.7    Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and non-assessable. The Company shall not be required to issue Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 3.1 of the Plan.

2.8    Rights as Stockholder. The holder of the PSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the PSUs and any Shares underlying the PSUs and deliverable hereunder unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of the Plan.

ARTICLE III.
OTHER PROVISIONS

3.1    Transferability. The PSUs shall be subject to the restrictions on transferability set forth in Section 9.6 of the Plan.

3.2    Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement (and the Shares issuable with respect thereto). The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the PSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice.

3.3    Binding Agreement. Subject to the limitation on the transferability of the PSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.4    Adjustments Upon Specified Events. The Committee may accelerate the vesting of the PSUs in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the PSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 3.2 of the Plan.

3.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office otherwise specified by the Committee.

3.6    Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company or its counsel.

3.7    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.8    Governing Law. The laws of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws, and, where applicable under local law, Delaware shall be the place of entry for the Agreement.

3.9    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any other applicable law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such applicable law.

3.10    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the PSUs in any material way without the prior written consent of the Participant.

3.11    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.1 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

3.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the PSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.13    Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant at any time.

3.14    Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits to this Agreement or the Grant Notice, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, provided that the PSUs shall be subject to any accelerated vesting provisions in any written agreement between the Participant and the Company or a Company plan pursuant to which the Participant participates, in each case, in accordance with the terms therein.

3.15    Section 409A. This Award and all payments to be made hereunder are intended to comply with, or be exempt from, Section 409A of the Internal Revenue Code of 1986 (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”), and shall be construed and administered accordingly, although no warranty as to such compliance or exemption is made. Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if any payment or benefit provided to the Participant in connection with the Participant's termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (“Nonqualified Deferred Compensation”), and the Participant is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first day of the month following the six-month anniversary of the Termination Date or, if earlier, on the Participant’s death. Further, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time it is determined that this Award (or any portion thereof) may constitute Nonqualified Deferred Compensation, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice and/or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

3.16    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Subsidiaries with respect to amounts credited and benefits payable, if any, with respect to the PSUs, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to PSUs, as and when payable hereunder.

    3.17    Clawback. The PSUs (and any compensation paid or Shares issued with respect to the PSUs) will be subject to recoupment in accordance with any clawback policy that the Company has adopted or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd–Frank Wall Street Reform and Consumer Protection Act or other applicable law.

PSU (rTSR) – Executive Agreement

EXHIBIT B
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Performance-Based Vesting Condition – Relative TSR Ranking

1.Vesting.
(a)Performance-Based Vesting Condition. For purposes of the PSUs, the applicable Performance-Based Vesting Condition shall be the Company’s achievement of the Relative TSR Goals for the applicable Performance Period (as defined below).
(b)Determination of Number of Vested PSUs. The number of PSUs that shall vest upon each Vesting Date (as defined in the Grant Notice)) shall be determined as set forth below in the Performance Goal Grid (with the result rounded to the nearest whole share); provided, however, that if the Company’s Relative TSR Ranking is greater than the 25th percentile, but less than the 85th percentile, the number of PSUs that shall vest shall be linearly interpolated between the applicable levels of the Company’s Relative TSR Ranking, as set forth in the Performance Goal Grid.
Performance Goal Grid

Company’s Relative TSR Ranking	Number of PSUs Vesting (% of Target Shares)
85th percentile or above (“Maximum”)	150%
55th percentile (“Target”)	100%
25th percentile (“Threshold”)	25%
Below 25th percentile	0%

2.Change in Control. For purposes of Section 4(a)(ii) of the Grant Notice, if a Change in Control occurs before the end of a Performance Period under this Award, then the number of Converted PSUs will be based on the Company’s Relative TSR Ranking; provided, however, that solely for purposes of determining the Total Shareholder Return of the Company and the other Comparator Companies to be used to determine the number of Converted PSUs:
(a)the term “Performance Period” shall mean the period commencing on (and including) the Date of Grant and ending on (and including) the date of the Change in Control; and
(b)for purposes of determining the Total Shareholder Return of the Company, the term “Ending Share Price” shall mean the sale (or other applicable transaction) price per share of a Share in the Change in Control; provided, however, that if there is no such sale (or other applicable transaction) price per share of a Share in the Change in Control, the term “Ending Share Price” shall mean the average of the daily closing prices per share of a Share for the five Trading Days ending on (and including) the date of the Change in Control.
The Committee will determine the number of Converted PSUs in the manner specified in this Exhibit B as soon as administratively practicable.

3.Definitions. For purposes of this Exhibit B, the following definitions shall apply to the capitalized terms indicated below (except as otherwise specified in this Exhibit B).
(a)“Ending Share Price” means the average of the daily closing prices per share of a Comparator Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for the 45 Trading Days ending on (and, if applicable, including) the last day of the Performance Period, as adjusted for stock splits or similar changes in capital structure and assuming any dividends distributed during the Performance Period are reinvested on the applicable ex-dividend date for additional shares of the applicable Comparator Company’s common stock.
(b)“Comparator Company” means the Company and each of the following companies:
Cardlytics, Inc.
Criteo S.A.
Digital Turbine, Inc.
DoubleVerify Holdings, Inc.
Entravision Communications Corporation
IAC Inc.
Integral Ad Science Holding Corp.
Ibotta, Inc.
Magnite, Inc.
Nexxen International Ltd.
Perion Network Ltd.
PubMatic, Inc.
QuinStreet, Inc.
Taboola.com Ltd.
Viant Technology Inc.
provided, however, that:
(i)If a Comparator Company becomes bankrupt during the Performance Period and is not publicly traded as of the end of the Performance Period, then its Total Shareholder Return for the Performance Period will be deemed to equal negative 100%;
(ii)If a Comparator Company ceases to be publicly traded for a reason other than bankruptcy during the Performance Period, then it shall be removed from the Comparator Group and not included in the computation of the Relative TSR Ranking;
(iii)If a Comparator Company distributes a portion of its business in a spin-off transaction during the Performance Period, then in determining its Total Shareholder Return for the Performance Period the market capitalization per share of the spun off entity will be treated as a dividend paid by the distributing company;
(iv)In the event of any other corporate transaction or event involving a Comparator Company, the Committee shall determine whether the company will remain a Comparator Company and whether any adjustment will be made to the calculation of its Total Stockholder Return.
(c)“Initial Share Price” means the average of the daily closing prices per share of a Comparator Company’s common stock, as reported on the stock exchange or market on which such stock is listed, for the 45 Trading Days commencing on (and, if applicable, including) the first day of the

Performance Period, as adjusted for stock splits or similar changes in capital structure and assuming any dividends distributed during the Performance Period are reinvested on the applicable ex-dividend date for additional shares of the applicable Comparator Company’s common stock.
(d)“Performance Period” has the definition provided in the Grant Notice.
(e)“Relative TSR Ranking” means the Company’s percentile ranking of its Total Shareholder Return relative to the Total Shareholder Returns of all other Comparator Companies. Relative TSR Ranking shall be determined by ranking the Comparator Companies from the highest to the lowest according to their respective Total Shareholder Returns and then calculating the Company’s percentile ranking within the Comparator Companies as follows:
P = (N-R)
(N-1)
where:
“P” represents the Company’s percentile ranking within the Comparator Companies, which will be rounded to the nearest whole percentile by application of regular rounding;
“N” represents the number of Comparator Companies; and
“R” represents the Company’s ranking among the Comparator Companies.

For example, if there are 11 Comparator Companies (including the Company) and the Company’s Total Shareholder Return ranks 3rd, the Company’s Relative TSR Ranking is equal to the 80th percentile.

(f)“Total Shareholder Return” means the Ending Share Price minus the Initial Share Price, all divided by the Initial Share Price.
(g)“Trading Day” means any day on which the stock exchange or market on which shares of an Comparator Company’s common stock is listed is open for trading.

PSU (rTSR) – Executive Agreement

EXHIBIT C
TO PERFORMANCE STOCK UNIT AWARD GRANT NOTICE

Definitions

“Change in Control” (as defined in the Plan) means the first to occur of any of the following: (a) the consummation of a purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, other than an acquisition by a trustee or other fiduciary holding securities under an employee benefit plan or similar plan of the Company or a Related Company), of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the outstanding shares of Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally; (b) the consummation of a reorganization, merger, consolidation, acquisition, share exchange or other corporate transaction of the Company, in each case with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding securities; (c) the consummation of any plan of liquidation or dissolution of the Company providing for the sale or distribution of substantially all of the assets of the Company and its Subsidiaries or the consummation of a sale of substantially all of the assets of the Company and its Subsidiaries; or (d) at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors still in office at the time of such election or nomination who were directors at the beginning of such period).

“Cause” means (i) the commission and conviction of a felony or other crime (and any equivalent under Israeli law) involving moral turpitude or the commission of any other act or omission involving misappropriation, dishonesty, fraud, illegal drug use or breach of fiduciary duty, (ii) willful failure to perform material duties as reasonably directed, (iii) the employee’s gross negligence or willful misconduct with respect to the performance of the Participant’s duties hereunder, or (iv) obtaining any personal profit not fully disclosed to and approved in connection with any transaction entered into by, or on behalf of, the Company. Except for a failure, breach or refusal which, by its nature, cannot reasonably be expected to be cured, the Participant shall have two (2) weeks from the delivery of written notice by the Company within which to cure any acts constituting Cause. For purposes of this provision, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

“Good Reason” (as defined in the Participant’s employment agreement) means the occurrence without grantee’s consent, of a (i) material diminution in title, duties, responsibilities or authority with respect to the Outbrain business (provided, however, that a change in role, title and/or reporting structure that nevertheless continues to reflect comparable responsibilities and authorities will not be deemed as such a demotion, due to a Change in Control Event); (ii) reduction of Salary or employee benefits except for across-the-board changes for executives at the executive level (iii) a relocation of the grantee’s principal place of employment by more than fifty (50) miles, or (iv) material breach of the grantee’s employment agreement by the Company or any other agreement between the Company and the executive; provided, however, that grantee’s voluntary termination shall be considered Good Reason only if (a) grantee provides notice to the Company of the act or omission constituting Good Reason within ninety (90) days of the occurrence of such act or omission; (b) after receiving such notice, the Company fails to remedy such act or omission within thirty (30) days of such notice; and (c) grantee resigns within thirty (30) days after the end of such cure period.